EXHIBIT 15
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference into Amendment No. 1 to the Registration Statement No. 333-155933 on Form F-3 of Telvent GIT, S.A. of our reports, dated February 26, 2009, relating to the consolidated financial statements of Telvent GIT, S.A. and subsidiaries and to the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 20-F of Telvent GIT, S.A. for the year ended December 31, 2008.
DELOITTE, S.L.
/s/ DELOITTE, S.L.
Madrid, Spain
March 18, 2009